                                                                   Exhibit 11.2

                      COMPUTATION OF EARNINGS PER COMMON SHARE

                      (in thousands, except per share amounts)

                                                         SIX MONTHS ENDED
                                                             JUNE 30,
                                                       1997             1996
                                                     -------           -------
Primary earnings
   Net Income                                        $12,137           $ 7,552
                                                     =======           =======

Shares
   Weighted average number of common
    shares outstanding                                 9,956             9,694
   Assuming conversion of options issued
    and outstanding                                      536               402
                                                     -------           -------
   Weighted average number of common
    shares outstanding as adjusted                    10,492            10,096
                                                     =======           =======

Primary earnings per common share                    $  1.16           $  0.75
                                                     =======           =======

Fully diluted earnings<F*>
   Net Income                                        $12,137           $ 7,552
                                                     =======           =======

Shares
   Weighted average number of common
    shares outstanding                                 9,956             9,694
   Assuming conversion of options issued
    and outstanding                                      563               442
                                                     -------           -------
   Weighted average number of common
    shares outstanding as adjusted                    10,519            10,136
                                                     =======           =======

Fully diluted earnings per common share              $  1.15           $  0.75
                                                     =======           =======

<F*>This calculation is submitted in accordance with Securities Exchange Act of
1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.